For period ended 09/30/06                                           Series 3,4,5
File Number 811-7852

Sub-Item 77I:  Terms of new or amended securities
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In  connection  wtih  the  approval  by  shareholders  on July  19,  2006 of the reorganization of each fund of USAA Tax Exempt Fund, Inc. into a newly established corresponding series of USAA Mutual Funds Trust, the names of the following portfolios were changed as listed:

     Previous Name                     New Name
     -------------                     --------
     Long-Term Fund                    Tax Exempt Long-Term Fund
     Intermediate-Term Fund            Tax Exempt Intermediate-Term Fund
     Short-Term Fund                   Tax Exempt Short-Term Fund